UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada (State or other jurisdiction of incorporation)	001-33614 (Commission File Number 001-33614)	N/A (I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. (the "Company") was held in Houston, Texas on May 19, 2016, and the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, at such meeting, were as stated below.

The following nominees for director of the Company were elected:

MICHAEL D. WATFORD	FOR:	60,703,017
	AGAINST:	8,392,369
	ABSTAIN:	436,264
	INVALID:	0
	NONVOTES:	45,585,148

W. CHARLES HELTON	FOR:	60,235,122
	AGAINST:	8,896,633
	ABSTAIN:	399,895
	INVALID:	0
	NONVOTES:	45,585,148

STEPHEN J. MCDANIEL	FOR:	60,584,124
	AGAINST:	8,543,831
	ABSTAIN:	403,695
	INVALID:	0
	NONVOTES:	45,585,148

ROGER A. BROWN	FOR:	60,578,164
	AGAINST:	8,546,190
	ABSTAIN:	407,296
	INVALID:	0
	NONVOTES:	45,585,148

MICHAEL J. KEEFFE	FOR:	60,589,286
	AGAINST:	8,532,207
	ABSTAIN:	410,157
	INVALID:	0
	NONVOTES:	45,585,148

The appointment of Ernst & Young LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2016 was approved:

APPOINTMENT OF AUDITOR	FOR:	113,164,702
	AGAINST:	391,320
	ABSTAIN:	1,560,776
	INVALID:	0
	NONVOTES:	0

The non-binding advisory vote regarding the Company’s executive compensation was presented:

EXECUTIVE COMPENSATION	FOR:	27,084,201
	AGAINST:	41,690,506
	ABSTAIN:	756,943
	INVALID:	0
	NONVOTES:	45,585,148

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

May 20, 2016	By:	/s/ Garrett B. Smith
	Name:	Garrett B. Smith
	Title:	Corporate Secretary

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